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Exhibit 23.5 Consent of Hoeffer & Arnett as financial advisor to Sentinel
Community Bank

                     CONSENT OF HOEFER & ARNETT INCORPORATED



     We hereby consent to the inclusion of our opinion letter dated March 17, 2000, to the Board of Directors of Sentinel Community Bank as Exhibit II to the Joint Proxy Statement/Prospectus relating to the proposed agreement and plan of reorganization and merger among Western Sierra Bancorp, Western Sierra National Bank and Sentinel Community Bank contained in the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission and to the references to our firm and our opinion in the Joint Proxy Statement/Prospectus. In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                    HOEFER & ARNETT INCORPORATED




                                    /s/ Jean-Luc Servat
                                    ---------------------------------------
                                    By:  Jean-Luc Servat
                                         Managing Director


                                    Dated:  March 22, 2000


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